                                  EXHIBIT 9.1
         [PRESTOLITE LOGO]


         Prestolite Electric Incorporated         Financial Information Contacts:
         Corporate Headquarters                     Ken Cornelius, Vice President & CFO
         2311 Green Road                            Dennis Chelminski, Vice President & Controller
         Ann Arbor, Michigan 48105                   734-913-6600
              www.prestolite.com

                  PRESTOLITE ELECTRIC REPORTS RESULTS FOR 2002

               Ann Arbor, Michigan (February 27, 2003) -- Prestolite Electric Incorporated and its parent, Prestolite Electric Holding, Inc., today announced that 2002 sales of $167.3 million had generated EBITDA (earnings before interest, taxes, depreciation, amortization and the special items discussed below) of $25.4 million and net income of $1.0 million. Sales increased 5% from 2001; EBITDA grew 33%. Net income of $1.0 million in 2002 compared to a 2001 net loss of $11.0 million.

               "We enjoyed excellent performance in 2002 from our operations in North America, China and Argentina," said P. Kim Packard, Prestolite President and CEO. "We are especially pleased that fourth quarter sales of $46.7 million and EBITDA of $7.4 million allowed us to report our fourth quarter in a row of sequential growth in both sales and EBITDA."

               Compared to the fourth quarter of 2001, fourth quarter 2002 sales increased 30%; EBITDA grew 72%; and net income of $0.9 million in the fourth quarter of 2002 increased $6.2 million from the net loss reported in the fourth quarter of 2001. The company eliminated the one-month lag previously employed in reporting the results of its operations in China, adding $0.9 million to sales and $0.2 million to EBITDA for the quarter.

               Prestolite ended the year with net debt of $105.1 million ($109.5 million of debt net of $4.4 million of cash). At year-end the company had unborrowed loan commitments of $13.5 million in the United States and $2.3 million in the United Kingdom

               The company recorded a $1.0 million charge during 2002 to reduce the carrying value of an idle facility and to provide for the estimated costs of a lease guarantee made in conjunction with the 1997 sale of a business to a company now operating under Chapter 11 protection. Personnel reductions in

                                      Prestolite Electric Announces 2002 Results
                                                                          Page 2



         the United Kingdom and a plant closing in Argentina caused severance and restructuring costs of $2.9 million. A decrease in the value of outstanding stock options resulted in a $0.3 million credit to income. The company recognized foreign exchange losses of $1.0 million and adverse translation adjustments of $2.1 million. The translation adjustments (due to the devaluation of the Argentine Peso) were recorded as an element of net comprehensive income, below net income, as was a $9.2 million charge to reflect the company's minimum pension liability. The open market purchase of $1.6 million of the company's senior notes resulted in an extraordinary gain of $0.4 million.

               Prestolite Electric Incorporated manufactures alternators and starter motors. These are supplied under the Prestolite Electric, Leece-Neville, and Indiel brand names for original equipment and aftermarket application on a variety of vehicles and industrial equipment. Genstar Capital Corporation controls 96.7% of the outstanding shares; management owns the balance.

               EBITDA is a widely accepted financial indicator of a company's operating performance and ability to service debt, but is not calculated the same by all companies. EBITDA should not be considered by an investor as an alternative to net income as an indicator of a company's operating performance or as an alternative to cash flow as a measure of liquidity. This release contains forward-looking statements that involve risks and uncertainties regarding the anticipated financial and operating results of the Company. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

                                     (more)

                                      Prestolite Electric Announces 2002 Results
                                                                          Page 3



PRESTOLITE ELECTRIC HOLDING, INC.
CONSOLIDATED UNAUDITED STATEMENT OF OPERATIONS
(IN THOUSANDS OF DOLLARS)

                                                                                  2000                 2001                 2002
                                                                                ---------            ---------            ---------
Income Statement
     Net sales                                                                  $ 171,890            $ 159,295            $ 167,261
     Cost of goods sold                                                           139,641              127,025              126,543
                                                                                ---------            ---------            ---------
         Gross profit                                                              32,249               32,270               40,718

     Selling, general & administrative                                             24,713               22,253               22,171
     Costs associated with option repurchase & extension                              173                  647                 (313)
     Special charges - see note                                                     3,450                1,500                    -
     Severance                                                                      2,226                4,599                2,853
                                                                                ---------            ---------            ---------
         Operating income                                                           1,687                3,271               16,007

     Other (income) expense                                                          (618)                  78                  (62)
     Loss on foreign exchange                                                       1,121                  461                1,017
     Real estate provision                                                              -                    -                1,000
     Interest expense                                                              15,025               13,241               11,252
     Minority interest                                                                  -                  950                2,541
                                                                                ---------            ---------            ---------
         Pretax income (loss), before items below                                 (13,841)             (11,459)                 259

     Income tax provision (benefit)                                                (4,485)              (1,647)                (290)
                                                                                ---------            ---------            ---------
         Income (loss) from continuing operations                                  (9,356)              (9,812)                 549

     Income from discontinued operations, net                                       2,290                    -                    -
     Gain (loss) on sale of discontinued operations, net                           14,488               (1,600)                   -
     Gain on senior note purchases, net                                             4,063                  391                  431
                                                                                ---------            ---------            ---------
         Net income (loss)                                                         11,485              (11,021)                 980
     Foreign currency translation                                                   2,167                7,943                2,119
     Minimum pension liability                                                          -                    -                9,156
                                                                                ---------            ---------            ---------
         Net comprehensive income (loss)                                        $   9,318            $ (18,964)           $ (10,295)
                                                                                =========            =========            =========

Income Statement Reconciliation
     Operating income                                                           $   1,687            $   3,271            $  16,007
     Other income                                                                     618                  (78)                  62
     Costs associated with option repurchase & extension                              173                  647                 (313)
     Special charges - see note                                                     3,450                2,020                    -
     Severance                                                                      2,226                4,599                2,853
     Depreciation                                                                   7,329                7,385                6,044
     Amortization                                                                   1,395                1,235                  745
                                                                                ---------            ---------            ---------
         EBITDA                                                                 $  16,878            $  19,079            $  25,398
                                                                                =========            =========            =========

Special charges

     In 2000: Charge and write down associated with the investment in Ecoair Corp. and two specialty alternator projects.
     In 2001: $1,500k additional charge for bad debt expense in Argentina and, as part of the Income Statement Reconciliation, $520k to revise the U.K. provision for excess inventory.

                                      Prestolite Electric Announces 2002 Results
                                                                          Page 4


    PRESTOLITE ELECTRIC HOLDING, INC.

    CONSOLIDATED UNAUDITED BALANCE SHEET HIGHLIGHTS
    (IN THOUSANDS OF DOLLARS)

                                                                                           Dec. 31                     Dec. 31
                                                                                             2001                        2002
                                                                                          ---------                   ---------
        Cash                                                                              $   2,907                   $   4,386
        Accounts receivable, net                                                             24,900                      28,264
        Inventory, net                                                                       40,889                      38,699
        Prepaid and other current assets                                                      4,280                       2,675
                                                                                          ---------                   ---------
            Total current assets                                                             72,976                      74,024

        Property, plant and equipment, net                                                   33,831                      33,032
        Investments                                                                             577                         577
        Intangible assets, net                                                                7,091                       7,441
        Other long term assets                                                                4,184                       3,435
        Net assets of discontinued operations                                                 5,714                       1,976
                                                                                          ---------                   ---------
            Total assets                                                                  $ 124,373                   $ 120,485
                                                                                          =========                   =========

        Current debt                                                                      $   7,236                   $   4,315
        Accounts payable                                                                     18,351                      16,118
        Accrued liabilities                                                                  14,007                      15,006
                                                                                          ---------                   ---------
            Total current liabilities                                                        39,594                      35,439
        Long-term debt                                                                      105,008                     105,125
        Other non-current liabilities                                                         1,754                       9,955
                                                                                          ---------                   ---------
            Total liabilities                                                               146,356                     150,519
        Minority interest                                                                     3,367                       5,908
        Cumulative translation adjustment                                                   (11,470)                    (13,589)
        Minimum pension liability                                                                 -                      (9,156)
        Other shareholders equity                                                           (13,880)                    (13,197)
                                                                                          ---------                   ---------
            Total liabilities and equity                                                  $ 124,373                   $ 120,485
                                                                                          =========                   =========

        Debt Summary:
            Bank debt
               U.S. float                                                                 $     319                   $     130
               U.S. revolver                                                                    470                           -
               United Kingdom                                                                 9,140                       7,177
               Argentina                                                                        125                           -
               South Africa                                                                     747                         990
                                                                                          ---------                   ---------
                   Sub-total                                                                 10,801                       8,297
            Senior notes                                                                    100,108                      98,533
            Argentina - Mosal                                                                     -                       1,040
            Capital leases & other                                                            1,335                       1,570
                                                                                          ---------                   ---------
               Total debt                                                                   112,244                     109,440
            Less:  cash                                                                      (2,907)                     (4,386)
                                                                                          ---------                   ---------
               Net debt                                                                     109,337                     105,054
            Argentina - discounted receivables                                                  263                           -
                                                                                          ---------                   ---------
               Total                                                                      $ 109,600                   $ 105,054
                                                                                          =========                   =========

                                      Prestolite Electric Announces 2002 Results
                                                                          Page 5

SALES AND EBITDA BY COUNTRY BY QUARTER
(MILLIONS OF DOLLARS)

                                                      2001                                         2002
                        2000    --------------------------------------------  --------------------------------------------
 SALES                  TOTAL      Q1       Q2       Q3      Q4       TOTAL     1Q       Q2        Q3      Q4      TOTAL
                      --------  -------  -------  -------  -------  --------  -------  -------  -------  -------  --------
    United States     $   80.6  $  19.2  $  19.8  $  19.3  $  19.4  $   77.7  $  22.2  $  23.8  $  25.4  $  26.1  $   97.5
    United Kingdom        44.2     11.1      8.9      9.0      9.0      38.0      8.5      8.9      9.0      9.8      36.2
    Argentina             40.8      9.4     12.2      7.7      4.6      33.9      3.8      3.8      4.0      4.3      15.9
    South Africa          12.9      2.8      2.5      2.2      1.9       9.4      1.5      2.1      2.1      1.6       7.3
    China (net)            -        -        -        2.3      3.0       5.3      2.8      4.1      4.2      5.5      16.6
    Elim & Adj            (6.6)    (0.5)    (1.2)    (1.4)    (1.9)     (5.0)    (2.1)    (2.0)    (1.5)    (0.6)     (6.2)
                      --------  -------  -------  -------  -------  --------  -------  -------  -------  -------  --------
      Continuing      $  171.9  $  42.0  $  42.2  $  39.1  $  36.0  $  159.3  $  36.7  $  40.7  $  43.2  $  46.7  $  167.3
                      ========  =======  =======  =======  =======  ========  =======  =======  =======  =======  ========

EBITDA
    United States     $   12.2  $   3.1  $   3.3  $   3.6  $   3.3  $   13.3  $   3.6  $   4.0  $   4.5  $   4.8  $   16.9
    United Kingdom         5.6      1.7      1.5      1.4      1.2       5.8      1.2      1.4      1.3      0.8       4.7
    Argentina              2.4      0.7      1.3     (0.1)    (0.9)      1.0      0.5      0.9      1.0      1.2       3.6
    South Africa           0.7      0.1      0.2      -        0.2       0.5      0.1      0.2      0.2     (0.4)      0.1
    China (net)            -        -        -        0.7      1.3       2.0      0.7      1.4      1.5      2.1       5.7
    Corp & Other          (4.0)    (0.8)    (1.0)    (0.9)    (0.8)     (3.5)    (1.5)    (1.6)    (1.4)    (1.1)     (5.6)
                      --------  -------  -------  -------  -------  --------  -------  -------  -------  -------  --------
     Continuing       $   16.9  $   4.8  $   5.3  $   4.7  $   4.3  $   19.1  $   4.6  $   6.3  $   7.1  $   7.4  $   25.4
                      ========  =======  =======  =======  =======  ========  =======  =======  =======  =======  ========

   EBITDA Percentage
      United States       15.1%    16.1%    16.7%    18.7%    17.0%     17.1%    16.2%    16.8%    17.7%    18.4%     17.3%
      United Kingdom      12.7%    15.3%    16.9%    15.6%    13.3%     15.3%    14.1%    15.7%    14.4%     8.2%     13.0%
      Argentina            5.9%     7.4%    10.7%    (1.3%)  (19.6%)     2.9%    13.2%    23.7%    25.0%    27.9%     22.6%
      South Africa         5.4%     3.6%     8.0%     -       10.5%      5.3%     6.7%     9.5%     9.5%   (25.0%)     1.4%
      China (net)          -        -        -       30.4%    43.3%     37.7%    25.0%    34.1%    35.7%    38.2%     34.3%
      Total                9.8%    11.4%    12.6%    12.0%    11.9%     12.0%    12.5%    15.5%    16.4%    15.8%     15.2%

                  Sales above include intercompany sales for Argentina and South Africa and include sales to China (PEBL) for the United States and the United Kingdom. Certain sales adjustments allocated to country for 10-Q segment reporting are here included in "Eliminations & Adjustments."